Exhibit (n)(2)

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm” and to the use of our report dated March 22, 2018, in the Registration Statement (Form N-2) of Business Development Corporation of America dated April 20, 2018.

/s/ Ernst & Young LLP

New York, New York

April 20, 2018